Exhibit 99.1

Consolidated Communications Announces Extension of Revolving Credit Facility

Company positioned with significant liquidity and substantial financial flexibility to continue executing on fiber expansion plan

MATTOON, Ill. – Nov. 23, 2022 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company”) announced the next step in positioning the Company to continue to execute on its Fiber-to-the-Premise (“FttP”) expansion plan to upgrade 1.6 million locations by the end of 2025. Consolidated has extended the maturity of its $250 million revolving credit facility (the “Revolver”) by two years from 2025 to 2027, subject to springing maturity, and enhanced its financial flexibility under the Revolver.

Consolidated is in the process of upgrading its residential and small business networks to fiber. To date, the Company has extended fiber to roughly 34% of its residential and small business locations, up from 10% at the end of 2020. This fiber expansion is intended to position the Company for growth by improving its competitive position as it upgrades fiber to 70% of its addressable locations. Consolidated is well positioned to capitalize on the FttP opportunity with significant liquidity and substantial financial flexibility.

In connection with the transactions described herein, Searchlight Capital Partners, a strategic investor in the FttP sector and a significant investor in Consolidated, waived the Company’s obligation to begin paying in cash rather than being permitted to accrue dividends on the Series A Preferred Stock in 2025 for two years, until 2027.

As of Sept. 30, 2022, Consolidated had over $775 million of total pro forma liquidity. This is inclusive of the roughly $490 million of gross proceeds from the sale of its wireless limited partnership interests, the pending Kansas City asset sale and approximately $225 million of availability under the revolver. Additionally, an unrestricted subsidiary of the Company has transferred the net cash proceeds from the sale of the Company’s wireless limited partnership interests to the restricted credit group.

As a result of these transactions, Consolidated faces no debt maturities until 2027.

Additional details on the amended credit agreement can be found in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning more than 57,500 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support. Learn more at consolidated.com.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the Company’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the strategic investment from Searchlight Capital Partners, L.P. or our refinancing of outstanding debt, including our senior secured credit facilities, or of the sales of the limited partnership interests will not be realized; the anticipated use of proceeds of the strategic investment or the sales of the limited partnership interests; the outcome of any legal proceedings that may be instituted against the Company or its directors; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of or failure to consummate acquisitions or dispositions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; liability and compliance costs regarding environmental regulations; risks associated with discontinuing paying dividends on our common stock; and the potential for the rights of our series A preferred stock to negatively impact our cash flow. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission (“SEC”), including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Investor Contact:

Philip Kranz, Sr. Director, Investor Relations

+1 217-238-8480
philip.kranz@consolidated.com

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